Exhibit 99.3

FOR IMMEDIATE RELEASE

November 6, 2008

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. REVISES

THIRD QUARTER 2008 EARNINGS RELEASE TO ADJUST FOR ADDITIONAL TAX BENEFIT

•	Additional tax benefit of $2.8 million

•	Net loss reduced from $75.4 million to $72.6 million

•	No effect on EBITDA

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ: CSAR) today announced an adjustment to its third quarter 2008 financial results as previously announced in its earnings release dated October 31, 2008 and as discussed in its webcast held on that date. Subsequent to the October 31, 2008 press release and webcast, we determined that it was necessary to reduce the reserves previously recorded pursuant to FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes “(an interpretation of FASB Statement No. 109)” as a result of a change in valuation allowances related to state net operating losses that negated the necessity of that reserve. The amount associated with that reduction in reserves is approximately $2.8 million, an understatement of income tax benefit for the third quarter.

As a result of this adjustment, net loss from continuing operations for the third quarter of 2008 was $72.6 million, or a loss of $2.53 per share, rather than $75.4 million and $2.63 per share, respectively, as previously announced. The Benefit for Income Taxes in the third quarter 2008 was $24.1 million dollars, rather than $21.3 million as previously announced. Timing and permanent adjustments resulted in a 24.9 percent effective tax rate for the quarter versus the 38 percent statutory tax rate. The unfavorable income tax rate impact was $12.6 million (44 cents per share).

For the nine-month period ended September 30, 2008, net loss from continuing operations was $76.0 million, or a loss of $2.65 per share, rather than $78.8 million and $2.75 per share, respectively, as previously announced.

Caraustar Industries, Inc. is one of North America’s largest integrated manufacturers of 100% recycled paperboard and converted paperboard products. The company is a socially responsible corporation, is committed to environmentally sound practices and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

This press release may contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the adjustment, and any anticipated conclusions of the company or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the adjustment’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise from the completion of the preparation of our financial statements, the preparation and filing of our Form 10-Q or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as supplemented by reports that have been filed since then.

The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

###

Caraustar Industries, Inc.

Unaudited Supplemental Data

Volume Sold (tons):	In thousands
	Q3 2008	Q2 2008	Q1 2008	Q4 2007	Q3 2007
CSAR Mill Tons Sold (Market) *	92.0	112.0	114.6	101.5	111.4
CSAR Mill Tons Converted	82.9	84.9	82.0	82.1	83.7

Total CSAR Mill Tons *	174.9	196.9	196.6	183.6	195.1
Outside Paperboard Purchased	45.0	38.5	37.4	32.2	38.6

Total Paperboard Controlled *	219.9	235.4	234.0	215.8	233.7

Tube & Core Tons	77.4	74.8	72.3	74.4	77.4
Folding Carton Tons	63.5	59.5	62.5	52.0	55.4
Gypsum Paper Tons *	26.7	50.7	50.6	44.6	50.1
Other Specialty Tons *	52.3	50.4	48.6	44.8	50.8

Total Paperboard Controlled *	219.9	235.4	234.0	215.8	233.7

PBL gypsum facing and other specialty paper sold *	11.8	36.2	33.4	28.0	35.0

Changes in Selling Price and Costs ($/ton):

	Q3 2008 vs. Q3 2007	Q3 2008 vs. Q2 2008
Mill Average Selling Price	$11.3	$16.0
Mill Average Fiber Cost	(2.0)	(4.5)
Mill Average Fuel & Energy Cost	15.6	(0.6)

Net (Decrease) Increase	$(2.3)	$21.1

Tubes and Cores Average Selling Price	$2.5	$(11.8)
Tubes & Cores Average Paperboard Cost	(23.9)	6.3

Net Increase (Decrease)	$26.4	$(18.1)

Reconciliation of Net Cash Provided by (Used in) Operations to Earnings Before Interest, Taxes, Depreciation and Amortization (as defined by our Senior Credit Facility Agreement):

	In thousands
	Q3 2008	Q2 2008	Q1 2008	Q4 2007	Q3 2007
Net cash provided by (used in) operating activities	$11,362	$2,043	$(3,718)	$5,909	$6,755
Changes in working capital items and other	(3,396)	198	9,786	(11,523)	(2,188)
(Benefit) provision for income taxes	(24,090)	(3,327)	437	(3,923)	(1,289)
Change in deferred taxes	24,752	3,339	(361)	4,029	1,438
Interest expense	3,999	4,214	4,328	4,401	4,880
Return of investment in unconsolidated affiliates	182	713	1,085	1,797	—

EBITDA **	$12,809	$7,180	$11,557	$690	$9,596

*	Includes gypsum facing and other specialty paper sold by Caraustar’s 50%-owned, unconsolidated Premier Boxboard (“PBL”) joint venture.
**	This item is not a financial measure under generally accepted accounting principals (GAAP) in the United States. Because this item is not a GAAP financial measure, other companies may present similarly titled items determined with differing adjustments. Accordingly, this measure as presented should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. The Company has included this non-GAAP financial measure because it uses this measure, and believes this measure is useful in evaluating the Company’s ongoing comparable operating results, cash position and its ability to generate cash. The tables above include a reconciliation of this non-GAAP financial measure with the most comparable GAAP measurement. Investors are strongly urged to review these reconciliations. In addition, the exclusion of certain adjustment items in the calculation of these non-GAAP measures does not imply that such items are non-recurring, infrequent or unusual. The Company has experienced such items in prior periods, and may experience similar items in future periods.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2008	2007	2008	2007
Sales	$214,454	$209,631	$647,982	$650,304
Cost of goods sold	182,565	180,638	561,750	565,299
Selling, general and administrative expenses	24,905	22,777	73,642	77,338

Income from operations before restructuring and impairment costs and goodwill impairment	6,984	6,216	12,590	7,667
Goodwill impairment	125,252	—	125,252	—
Restructuring and impairment costs	(809)	157	5,757	9,667

(Loss) income from operations	(117,459)	6,059	(118,419)	(2,000)
Other (expense) income:
Interest expense	(3,999)	(4,880)	(12,541)	(14,359)
Interest income	173	56	210	158
Equity in income of unconsolidated affiliates	611	430	3,665	944
Gain on sale of interest in unconsolidated affiliates	23,807	19	23,807	19
Other, net	201	76	283	174

	20,793	(4,299)	15,424	(13,064)

(Loss) income from continuing operations before income taxes	(96,666)	1,760	(102,995)	(15,064)
Benefit (provision) for income taxes	24,090	(652)	26,980	4,436

(Loss) income from continuing operations	(72,576)	1,108	(76,015)	(10,628)

Discontinued operations:
Loss from discontinued operations before income taxes	—	(9,539)	—	(8,790)
Benefit for income taxes of discontinued operations	—	1,941	—	1,676

Loss from discontinued operations	—	(7,598)	—	(7,114)

Net loss	$(72,576)	$(6,490)	$(76,015)	$(17,742)

Basic (loss) income per common share
Continuing operations	$(2.53)	$0.04	$(2.65)	$(0.37)

Discontinued operations	$0.00	$(0.27)	$0.00	$(0.25)

Net loss	$(2.53)	$(0.23)	$(2.65)	$(0.62)

Weighted average number of shares outstanding	28,710	28,626	28,684	28,615

Diluted (loss) income per common share
Continuing operations	$(2.53)	$0.04	$(2.65)	$(0.37)

Discontinued operations	$0.00	$(0.26)	$0.00	$(0.25)

Net loss	$(2.53)	$(0.22)	$(2.65)	$(0.62)

Diluted weighted average number of shares outstanding	28,710	28,872	28,684	28,615

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$37,706	$6,548
Receivables, net of allowances	82,778	74,207
Inventories	62,001	65,412
Refundable income taxes	—	104
Current deferred tax assets	5,804	5,841
Other current assets	8,048	7,061
Assets of discontinued operations held for sale	96	96

Total current assets	196,433	159,269

Property, plant and equipment:
Land	9,512	9,803
Buildings and improvements	79,542	83,685
Machinery and equipment	405,048	402,968
Furniture and fixtures	32,476	32,345

	526,578	528,801
Less accumulated depreciation	(299,502)	(288,892)

Property, plant and equipment, net	227,076	239,909

Goodwill	—	122,542

Investment in unconsolidated affiliates	—	39,117

Other assets	10,291	11,183

	$433,800	$572,020

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of debt	$191,095	$5,830
Accounts payable	61,073	63,968
Accrued interest	5,703	1,773
Accrued compensation	11,702	9,828
Accrued pension	496	496
Capital lease obligations	17	72
Income taxes payable	2,959	—
Other accrued liabilities	18,618	20,913

Total current liabilities	291,663	102,880

Long-term debt, less current maturities	36,297	253,012

Long-term capital lease obligations	—	14

Deferred income taxes	7,154	34,082

Pension liability	22,074	27,980

Other liabilities	10,768	14,233

Shareholders’ equity
Common stock	2,951	2,947
Additional paid-in capital	194,333	192,978
Retained deficit	(111,142)	(35,127)
Accumulated other comprehensive loss	(20,298)	(20,979)

Total shareholders’ equity	65,844	139,819

	$433,800	$572,020

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended September 30,
	2008	2007
Operating activities:
Net loss	$(76,015)	$(17,742)
Depreciation and amortization	13,500	15,256
Equity-based compensation expense	1,195	872
Goodwill impairment	125,252	—
Restructuring and impairment costs	3,880	9,995
Deferred income taxes	(27,730)	(6,468)
Gain on sale of interest in unconsolidated affiliates	(23,807)	(19)
Equity in income of unconsolidated affiliates	(3,665)	(944)
Distributions from unconsolidated affiliates	3,665	1,000
Changes in operating assets and liabilities, net of acquisitions	(6,588)	(7,423)

Net cash provided by (used) in operating activities	9,687	(5,473)

Investing activities:
Purchases of property, plant and equipment	(9,260)	(20,677)
Proceeds from disposal of property, plant and equipment	3,662	6,003
Acquisition of businesses, net of cash acquired	(5,359)	—
Changes in restricted cash	(41)	(115)
Net proceeds from the sale of interest in unconsolidated affiliates	60,944	161
Return of investment in unconsolidated affiliates	1,980	41
Investment in unconsolidated affiliates	—	(78)

Net cash provided by (used in) investing activities	51,926	(14,665)

Financing activities:
Proceeds from senior credit facility - revolver	79,921	107,436
Repayments of senior credit facility - revolver	(90,260)	(89,781)
Repayments of senior credit facility - term loan	(20,048)	(4,375)
Proceeds from note payable	—	7,005
Payments for capital lease obligations	(68)	(409)
Issuances of stock, net of forfeitures	—	20

Net cash (used in) provided by financing activities	(30,455)	19,896

Net change in cash and cash equivalents	31,158	(242)
Cash and cash equivalents at beginning of period	6,548	1,022

Cash and cash equivalents at end of period	$37,706	$780

Supplemental Disclosures:
Cash payments for interest	$10,108	$11,583

Income tax payments, net of refunds	$383	$247